Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Natural Gas Services Group, Inc.
Midland, Texas

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-261091 and Form S-8 Nos. 333-232269, 333-212411, 333-160063, 333-147311, 333-110954 and 333-4266100) of our report dated April 1, 2024, relating to the consolidated financial statements of Natural Gas Services Group, Inc. which report expresses an unqualified opinion, appearing in this Annual Report (Form 10-K) for the years ended December 31, 2023 and 2022

/s/ Ham, Langston & Brezina L.L.P

Houston, Texas
April 1, 2024